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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of American Country Holdings, Inc. on Form S-8 (File Nos. 333-39657 and 333-94737) of our reports dated March 29, 2000, on our audits of the consolidated financial statements and financial statement schedules of American Country Holdings, Inc. as of December 31, 1999 and 1998, and for the years then ended, which reports are included in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

March 30, 2000